         Exhibit 99.1

Altria Reports 2026 Second-Quarter and First-Half Results;
Narrows 2026 Full-Year Earnings Guidance

RICHMOND, Va. - July 30, 2026 - Altria Group, Inc. (NYSE: MO) today reports our 2026 second-quarter and first-half business results and narrows guidance for 2026 full-year adjusted diluted earnings per share (EPS).

“In the second quarter, our operating companies continued to deliver against the priorities we outlined at the start of the year – advancing our smoke-free portfolio, strengthening our traditional tobacco businesses and delivering significant returns to shareholders,” said Sal Mancuso, Altria’s Chief Executive Officer.

“In smoke-free, Helix expanded on! PLUS to 120,000 stores nationwide, engaged in trial-generating activities and prepared for additional line extensions to come later this year. In smokeable products, PM USA advanced its data-driven, total portfolio approach to drive profitability as Marlboro Cowboy Cut generated strong interest among premium smokers and Basic continued to gain traction in discount.”

“We delivered strong first-half results, driving adjusted diluted EPS growth of 4.9%, and returned nearly $3.9 billion to shareholders through dividends and share repurchases combined. This performance reflects steady, disciplined execution and confidence in our full-year plan, which allowed us to narrow our earnings guidance for the year.”

“We are raising the lower-end of our full-year 2026 guidance. We now expect to deliver adjusted diluted EPS in a range of $5.61 to $5.72, representing a growth rate of 3.5% to 5.5% from a base of $5.42 in 2025.”

Altria Headline Financials [1]

($ in millions, except per share data)	Q2 2026	Change vs. Q2 2025	First Half 2026	Change vs. First Half 2025
Net revenues	$6,111	0.1%	$11,539	1.6%
Revenues net of excise taxes	$5,356	1.2%	$10,114	3.1%

Reported effective tax rate	21.5%	(2.2) pp	22.6%	(5.4) pp
Adjusted effective tax rate	23.0%	(0.3) pp	23.0%	(0.4) pp

Reported diluted EPS	$1.37	(2.8)%	$2.67	30.9%
Adjusted diluted EPS	$1.48	2.8%	$2.80	4.9%
1 “Adjusted” financial measures presented in this release exclude the impact of special items. See “Basis of Presentation” for more information and see the schedules to this press release for reconciliations to corresponding GAAP measures.

As previously announced, a conference call with the investment community and news media will be webcast on July 30, 2026 at 9:00 a.m. Eastern Time. Access to the webcast is available at www.altria.com/webcasts.
6601 West Broad Street, Richmond, VA 23230

Cash Returns to Shareholders
Share Repurchase Program
•In the second quarter, we repurchased 0.8 million shares at an average price of $65.11 per share, for a total cost of $55 million.
•Through the first half, we repurchased 5.3 million shares at an average price of $62.78 per share, for a total cost of $335 million.
•As of June 30, 2026, we had $665 million remaining under our $2 billion share repurchase program, which expires on December 31, 2026.
Dividends
•We paid dividends of $1.8 billion and $3.6 billion in the second quarter and first half, respectively.

Smoke-Free Portfolio Update
•In the second quarter, Helix resumed shipments of 12-milligram on! PLUS in Florida, North Carolina and Texas in Mint, Wintergreen and Tobacco, with a national expansion planned for the third quarter.
•Helix plans to expand its on! PLUS portfolio with additional flavors across 6-, 9- and 12-milligram nicotine strengths, beginning with Blueberry Mint and Mango Pineapple, in the fourth quarter.

2026 Full-Year Guidance
We narrow our guidance for 2026 full-year adjusted diluted EPS to be in a range of $5.61 to $5.72, representing a growth rate of 3.5% to 5.5% from a base of $5.42 in 2025.
As previously disclosed, our guidance contemplates:
(i) the impact of moderated e-vapor industry growth on combustible and e-vapor product volumes;
(ii) increased macroeconomic uncertainty facing adult nicotine consumers (ANCs);
(iii) investments in support of our contract manufacturing capabilities;
(iv) that NJOY ACE does not return to the marketplace in 2026;
(v) reinvestment of anticipated cost savings related to our Optimize & Accelerate initiative (Initiative); and
(vi) investments in support of our Vision.
Our narrowed guidance range continues to reflect our expectation for a greater benefit from cigarette import and export activity in the second half of the year than in the first half. Due to the timing of some second-quarter benefits, we expect the second-half benefit to be more balanced between the third and fourth quarters.
In addition, we expect 2026 capital expenditures to be between $375 million and $450 million, a change from our previous expectation of $300 million to $375 million. The increase primarily reflects investments to support our plan to consolidate USSTC’s manufacturing operations (USSTC Facilities Consolidation).
Our full-year adjusted diluted EPS guidance range excludes the impact of certain income and expense items that our management believes are not part of underlying operations. These items may include, for example, loss on early extinguishment of debt, charges related to restructuring and other exit activities, asset impairment charges, acquisition, disposition and integration-related items, equity investment-related special items, certain income tax items, charges associated with tobacco and health and certain other litigation items, resolutions of certain non-participating manufacturer (NPM) adjustment disputes under the Master Settlement Agreement (NPM Adjustment Items) and amortization expense associated with definite-lived intangible assets (amortization of intangibles). See Table 1 below for the income and expense items for the second quarter and first half of 2026.
Our management cannot estimate on a forward-looking basis the impact of certain income and expense items, including those items noted in the preceding paragraph, on our reported diluted EPS because these items, which could be significant, may be unusual or infrequent, are difficult to predict and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our adjusted diluted EPS guidance.

ALTRIA GROUP, INC.
See “Basis of Presentation” for an explanation of the financial measures and reportable segments discussed in this release.

Financial Performance
Second Quarter
•Net revenues were essentially unchanged at $6.1 billion as higher net revenues in the smokeable products segment and all other category, which included 2025 acquisition-related items, were offset by lower net revenues in the oral tobacco products segment. Revenues net of excise taxes increased 1.2% to $5.4 billion.
•Reported diluted EPS decreased 2.8% to $1.37, primarily driven by lower OCI (including higher tobacco and health and certain other litigation items and 2026 costs related to the USSTC Facilities Consolidation) and unfavorable ABI-related special items. These factors were partially offset by favorable income tax items, fewer shares outstanding and lower amortization of intangibles.
•Adjusted diluted EPS increased 2.8% to $1.48, primarily driven by higher adjusted OCI and fewer shares outstanding.
First Half
•Net revenues increased 1.6% to $11.5 billion, primarily driven by higher net revenues in the smokeable products segment. Revenues net of excise taxes increased 3.1% to $10.1 billion.
•Reported diluted EPS increased 30.9% to $2.67, primarily driven by higher reported OCI, which includes a 2025 non-cash impairment of the e-vapor reporting unit goodwill.
•Adjusted diluted EPS increased 4.9% to $2.80, primarily driven by higher adjusted OCI and fewer shares outstanding.

Table 1 - Altria’s Adjusted Results

	Second Quarter			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Reported diluted EPS	$1.37	$1.41	(2.8)%	$2.67	$2.04	30.9%
Acquisition-related items	—	0.01		—	0.05
Asset impairment, exit and implementation costs	0.04	0.01		0.04	0.53
Tobacco and health and certain other litigation items	0.05	—		0.04	0.02
Amortization of intangibles	0.01	0.02		0.03	0.04
ABI-related special items	0.04	(0.01)		0.04	—
Cronos-related special items	—	—		—	(0.01)
Income tax items	(0.03)	—		(0.02)	—
Adjusted diluted EPS	$1.48	$1.44	2.8%	$2.80	$2.67	4.9%
Note: For details of pre-tax, tax and after-tax amounts, see Schedule 6, 7, 8 & 9

Special Items
The EPS impact of the following special items is shown in Table 1 and Schedules 6, 7, 8 and 9.
Acquisition-Related Items
In the first half of 2025, we recorded net pre-tax expense items of $95 million (or $0.05 per share), including $70 million related to the U.S. International Trade Commission’s exclusion order and cease-and-desist orders prohibiting the importation and sale of NJOY ACE in the United States, partially offset by insurance recoveries from insurance contracts associated with the acquisition of NJOY. Also included was a $25 million non-cash, pre-tax charge related to a change in the fair value of contingent payments associated with the acquisition of NJOY.
Asset Impairment, Exit and Implementation Costs
In the second quarter and first half of 2026, we recorded pre-tax charges of $88 million (or $0.04 per share) and $94 million (or $0.04 per share), respectively, primarily due to the USSTC Facilities Consolidation.
In the first half of 2025, we recorded pre-tax charges of $903 million (or $0.53 per share), primarily due to a non-cash impairment charge of $873 million to the e-vapor reporting unit goodwill in our all other category.
Tobacco and Health and Certain Other Litigation Items
In the second quarter and first half of 2026, we recorded pre-tax charges of $95 million (or $0.05 per share) and $97 million (or $0.04 per share), respectively, for tobacco and health and certain other litigation items and related interest costs.
In the first half of 2025, we recorded pre-tax charges of $45 million (or $0.02 per share) for tobacco and health and certain other litigation items.
Amortization of Intangibles
In the first half of 2026, we recorded pre-tax amortization of intangibles of $46 million (or $0.03 per share).
In the second quarter and first half of 2025, we recorded pre-tax amortization of intangibles of $37 million (or $0.02 per share) and $74 million (or $0.04 per share), respectively.
ABI-Related Special Items
In the second quarter and first half of 2026, we recorded net pre-tax losses of $77 million (or $0.04 per share) and $78 million (or $0.04 per share), respectively, primarily due to a dilution loss resulting from ABI’s share activity that reduced our ABI ownership interest, partially offset by mark-to-market gains on certain ABI financial instruments associated with its share commitments.
The ABI-related special items include our respective share of the amounts recorded by ABI and additional adjustments related to (i) the conversion of ABI-related special items from international financial reporting standards to GAAP and (ii) adjustments to our investment required under the equity method of accounting.
Income Tax Items
In the second quarter and first half of 2026, we recorded income tax items of $42 million (or $0.03 per share) and $30 million (or $0.02 per share), respectively, primarily due to a tax benefit from the resolution of prior-year tax audits, partially offset by tax expense associated with a tax basis adjustment related to our investment in ABI.

SMOKEABLE PRODUCTS

Revenues and OCI
Second Quarter
•Net revenues increased 0.7%, primarily driven by higher pricing, partially offset by higher promotional investments, lower shipment volume and a higher percentage of discount shipment volume relative to premium versus the prior year (volume mix change). Revenues net of excise taxes increased 2.0%.
•Reported OCI increased 0.4%, primarily driven by higher pricing and higher refunds of taxes and duties paid on imported cigarettes, partially offset by higher promotional investments, lower shipment volume, volume mix change, higher tobacco and health and certain other litigation items and higher costs.
•Adjusted OCI increased 2.4%, primarily driven by higher pricing and higher refunds of taxes and duties paid on imported cigarettes, partially offset by higher promotional investments, lower shipment volume, volume mix change and higher costs. Adjusted OCI margins increased by 0.3 percentage points to 64.8%.
First Half
•Net revenues increased 1.7%, primarily driven by higher pricing, partially offset by higher promotional investments, lower shipment volume and volume mix change. Revenues net of excise taxes increased 3.5%.
•Reported and adjusted OCI increased 4.0% and 4.2%, respectively, primarily driven by higher pricing and higher refunds of taxes and duties paid on imported cigarettes, partially offset by higher promotional investments, lower shipment volume, volume mix change and higher costs. Adjusted OCI margins increased by 0.4 percentage points to 64.9%.

Table 2 - Smokeable Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Net revenues	$5,392	$5,357	0.7%	$10,150	$9,979	1.7%
Excise taxes	(732)	(787)		(1,380)	(1,502)
Revenues net of excise taxes	$4,660	$4,570	2.0%	$8,770	$8,477	3.5%

Reported OCI	$2,942	$2,930	0.4%	$5,615	$5,399	4.0%
NPM Adjustment Items	—	—		(4)	—
Asset impairment, exit and implementation costs	9	13		14	26
Tobacco and health and certain other litigation items	67	4		69	40
Adjusted OCI	$3,018	$2,947	2.4%	$5,694	$5,465	4.2%
Reported OCI margins [1]	63.1%	64.1%	(1.0) pp	64.0%	63.7%	0.3 pp
Adjusted OCI margins [1]	64.8%	64.5%	0.3 pp	64.9%	64.5%	0.4 pp
1 Reported and adjusted OCI margins are calculated as reported and adjusted OCI, respectively, divided by revenues net of excise taxes.

Shipment Volume
Second Quarter
•Smokeable products segment reported domestic cigarette shipment volume decreased 3.2%, primarily driven by the industry’s decline rate (impacted by continued discretionary income pressures on ANCs), partially offset by trade inventory movements and retail share gains.
•When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 4.5%.
•When adjusted for trade inventory movements, total domestic cigarette industry volume decreased by an estimated 5%.
•Reported cigar shipment volume increased 5.0%.

First Half
•Smokeable products segment reported domestic cigarette shipment volume decreased 2.8%, primarily driven by the industry’s decline rate (impacted by continued discretionary income pressures on ANCs), partially offset by trade inventory movements and retail share gains.
•When adjusted for trade inventory movements, smokeable products segment domestic cigarette shipment volume decreased by an estimated 4%.
•When adjusted for trade inventory movements, total domestic cigarette industry volume decreased by an estimated 5%.
•Reported cigar shipment volume increased 2.6%.

Table 3 - Smokeable Products: Reported Shipment Volume (sticks in millions)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Cigarettes:
Marlboro	13,389	14,458	(7.4)%	25,349	27,436	(7.6)%
Other premium	678	719	(5.7)%	1,279	1,397	(8.4)%
Discount	1,487	889	67.3%	2,793	1,437	94.4%
Total domestic cigarettes [1]	15,554	16,066	(3.2)%	29,421	30,270	(2.8)%

Cigars:
Black & Mild	503	478	5.2%	906	883	2.6%
Other	—	1	(100)%	1	1	—%
Total cigars	503	479	5.0%	907	884	2.6%

Total domestic smokeable products	16,057	16,545	(2.9)%	30,328	31,154	(2.7)%

Contract manufactured export cigarettes [2]	736	475	54.9%	1,346	475	100%+
1 Domestic cigarettes shipment volume includes Marlboro; Other premium brands, such as Virginia Slims and Parliament; and Discount brands, which include L&M and Basic. Domestic cigarettes volume includes units sold as well as promotional units sold for distribution in the U.S. and excludes units sold for distribution to Puerto Rico, U.S. Territories to overseas military and by Philip Morris Duty Free Inc., none of which, individually or in the aggregate, is material to our smokeable products segment.
2 Contract manufactured export cigarettes shipment volume represents contract manufactured cigarettes for third parties that market and sell tobacco products outside the U.S.

Retail Share and Brand Activity
Second Quarter
•Marlboro retail share of the total cigarette category was 39.5%, a decrease of 1.5 share points versus the prior year and 0.2 share points sequentially. Marlboro share of the premium segment was 59.6%, unchanged versus the prior year and an increase of 0.1 share point sequentially.
•The cigarette industry discount retail share was 33.8%, an increase of 2.6 share points versus the prior year and 0.5 share points sequentially, primarily due to continued discretionary income pressures on ANCs.
First Half
•Marlboro retail share of the total cigarette category was 39.6%, a decrease of 1.4 share points. Marlboro share of the premium segment was 59.6%, an increase of 0.1 share point.
•The cigarette industry discount retail share was 33.6%, an increase of 2.6 share points, primarily due to continued discretionary income pressures on ANCs.

Table 4 - Smokeable Products: Domestic Cigarettes Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Percentage point change	2026	2025	Percentage point change
Cigarettes:
Marlboro	39.5%	41.0%	(1.5)	39.6%	41.0%	(1.4)
Other premium	2.1	2.2	(0.1)	2.1	2.2	(0.1)
Discount	3.9	2.0	1.9	3.8	1.9	1.9
Total cigarettes	45.5%	45.2%	0.3	45.5%	45.1%	0.4
Note: Retail share results for cigarettes are based on data from Circana, LLC (Circana) as well as MSAi. Circana maintains a blended retail service that uses a sample of stores and certain wholesale shipments to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes. For other trade classes selling cigarettes, retail share is based on shipments from wholesalers to retailers through the Store Tracking Analytical Reporting System (STARS), as provided by MSAi. This service is not designed to capture sales through other channels, including the internet, direct mail and some tax-advantaged outlets. It is the standard practice of retail services to periodically refresh their retail scan services, which could restate retail share results that were previously released in these services.

ORAL TOBACCO PRODUCTS

Revenues and OCI
Second Quarter
•Net revenues decreased 5.3%, primarily driven by lower shipment volume and higher promotional investments, partially offset by higher pricing. Revenues net of excise taxes decreased 5.2%.
•Reported OCI decreased 23.5%, primarily driven by 2026 costs related to the USSTC Facilities Consolidation, lower shipment volume and higher promotional investments, partially offset by higher pricing.
•Adjusted OCI decreased 8.0%, primarily driven by lower shipment volume and higher promotional investments, partially offset by higher pricing. Adjusted OCI margins decreased 2.0 percentage points to 66.7%.
First Half
•Net revenues decreased 1.8%, primarily driven by lower shipment volume and higher promotional investments, partially offset by higher pricing. Revenues net of excise taxes decreased 1.5%.
•Reported OCI decreased 12.4%, primarily driven by lower shipment volume, 2026 costs related to the USSTC Facilities Consolidation, higher promotional investments and higher costs, partially offset by higher pricing.
•Adjusted OCI decreased 4.2%, primarily driven by lower shipment volume, higher promotional investments and higher costs, partially offset by higher pricing. Adjusted OCI margins decreased 1.9 percentage points to 67.0%.

Table 5 - Oral Tobacco Products: Revenues and OCI ($ in millions)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Net revenues	$713	$753	(5.3)%	$1,382	$1,407	(1.8)%
Excise taxes	(23)	(25)		(45)	(50)
Revenues net of excise taxes	$690	$728	(5.2)%	$1,337	$1,357	(1.5)%

Reported OCI	$381	$498	(23.5)%	$816	$931	(12.4)%
Asset impairment, exit and implementation costs	79	2		80	4
Adjusted OCI	$460	$500	(8.0)%	$896	$935	(4.2)%
Reported OCI margins [1]	55.2%	68.4%	(13.2) pp	61.0%	68.6%	(7.6) pp
Adjusted OCI margins [1]	66.7%	68.7%	(2.0) pp	67.0%	68.9%	(1.9) pp
1 Reported and adjusted OCI margins are calculated as reported and adjusted OCI, respectively, divided by revenues net of excise taxes.

Shipment Volume
Second Quarter
•Oral tobacco products segment reported domestic shipment volume decreased 8.5%, primarily driven by retail share losses and trade inventory movements, partially offset by the industry’s growth rate and other factors.
•When adjusted for trade inventory movements, oral tobacco products segment domestic shipment volume decreased by an estimated 2%.
First Half
•Oral tobacco products segment reported domestic shipment volume decreased 6.0%, primarily driven by retail share losses, partially offset by the industry’s growth rate and other factors.
•When adjusted for trade inventory movements, oral tobacco products segment domestic shipment volume decreased by an estimated 5.5%.

•Total oral industry volume increased by an estimated 6% for the six months ended June 30, 2026, primarily driven by growth in oral nicotine pouches, partially offset by declines in MST.

Table 6 - Oral Tobacco Products: Reported Shipment Volume (cans in millions)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Change	2026	2025	Change
Copenhagen	85.4	95.9	(10.9)%	165.8	185.6	(10.7)%
Skoal	29.5	34.2	(13.7)%	57.4	65.6	(12.5)%
on!	49.9	52.1	(4.2)%	96.1	91.4	5.1%
Other	16.9	16.4	3.0%	32.3	31.4	2.9%
Total oral tobacco products	181.7	198.6	(8.5)%	351.6	374.0	(6.0)%
Note: Volume includes cans sold, as well as promotional units, but excludes non-domestic volume, which is currently not material to our oral tobacco products segment. New types of oral tobacco products, as well as new packaging configurations of existing oral tobacco products, may or may not be equivalent to existing MST products on a can-for-can basis. To calculate volumes of cans shipped, one can of oral nicotine pouches, irrespective of the number of pouches in the can, is assumed to be equivalent to one can of MST.

Retail Share and Brand Activity
Second Quarter
•on! retail share of the oral tobacco category was 8.6%, an increase of 0.3 share points versus the prior year and 0.8 share points sequentially.
•The nicotine pouch category was 59.9% of the oral tobacco category, an increase of 8.1 share points versus the prior year and 1.8 share points sequentially. on! retail share of the nicotine pouch category was 14.4%, a decrease of 1.7 share points versus the prior year and an increase of 1.0 share point sequentially.
First Half
•on! retail share of the U.S. oral tobacco category was 8.2%, a decrease of 0.3 share points.
•The nicotine pouch category was 59.0% of the oral tobacco category, an increase of 8.6 share points. on! retail share of the nicotine pouch category was 13.9%, a decrease of 2.9 share points.

Table 7 - Oral Tobacco Products: Retail Share (percent)

	Second Quarter			Six Months Ended June 30,
	2026	2025	Percentage point change	2026	2025	Percentage point change
Copenhagen	13.1%	15.9%	(2.8)	13.4%	16.4%	(3.0)
Skoal	5.1	6.1	(1.0)	5.2	6.3	(1.1)
on!	8.6	8.3	0.3	8.2	8.5	(0.3)
Other	2.2	2.4	(0.2)	2.2	2.3	(0.1)
Total oral tobacco products	29.0%	32.7%	(3.7)	29.0%	33.5%	(4.5)
Note: Our oral tobacco products segment’s retail share results exclude non-domestic volume, which is currently not material to our oral tobacco products segment. Retail share results for oral tobacco products are based on data from Circana, a tracking service that uses a sample of stores to project market share and depict share trends. This service tracks sales in the food, drug, mass merchandisers, convenience, military, dollar store and club trade classes on the number of cans sold. Oral tobacco products are defined by Circana as domestic oral products, in the form of MST and oral nicotine pouch products (inclusive of tobacco-derived and synthetic oral nicotine products). New types of oral tobacco products, as well as new packaging configurations of existing oral tobacco products, may or may not be equivalent to existing MST products on a can-for-can basis. For example, one can of oral nicotine pouches, irrespective of the number of pouches in the can, is assumed to be equivalent to one can of MST. Because this service represents retail share performance only in key trade channels, it should not be considered a precise measurement of actual retail share. It is the standard practice of retail services to periodically refresh their retail scan services, which could restate retail share results that were previously released in these services.

Altria’s Profile
We have a leading portfolio of nicotine products for U.S. nicotine consumers age 21+. We are Moving Beyond Smoking® by responsibly transitioning adult smokers to a smoke-free future, competing vigorously for existing smoke-free adult nicotine consumers and exploring new growth opportunities — beyond the U.S. and beyond nicotine (Vision). To achieve our Vision, we will pursue initiatives designed to promote the long-term welfare of our company, our stakeholders, society at large and the environment.
Our wholly owned subsidiaries include leading manufacturers of both combustible and smoke-free products. In combustibles, we own Philip Morris USA Inc. (PM USA), the most profitable U.S. cigarette manufacturer, and John Middleton Co. (Middleton), a leading U.S. cigar manufacturer. Our smoke-free portfolio includes ownership of U.S. Smokeless Tobacco Company LLC (USSTC), the leading global moist smokeless tobacco (MST) manufacturer, Helix Innovations LLC (Helix), a leading manufacturer of oral nicotine pouches, and NJOY, LLC (NJOY), an e-vapor manufacturer with products covered by marketing granted orders from the U.S. Food and Drug Administration (FDA).
Additionally, we have a majority-owned joint venture, Horizon Innovations LLC (Horizon), for the U.S. marketing and commercialization of heated tobacco stick products.
Our equity investments include Anheuser-Busch InBev SA/NV (ABI), the world’s largest brewer, and Cronos Group Inc. (Cronos), a leading Canadian cannabinoid company.
The brand portfolios of our operating companies include Marlboro®, Black & Mild®, Copenhagen®, Skoal®, on!® and NJOY®. Trademarks related to Altria referenced in this release are the property of Altria or our subsidiaries or are used with permission.
Learn more about Altria at www.altria.com and follow us on X, Facebook and LinkedIn.

Basis of Presentation
We report our financial results in accordance with GAAP. Our management reviews OCI, which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, our segments. Our management also reviews certain financial results, including OCI, OCI margins and diluted EPS, on an adjusted basis, which excludes certain income and expense items, including those items noted under “2026 Full-Year Guidance.” Our management does not view any of these special items to be part of our underlying results as they may be highly variable, may be unusual or infrequent, are difficult to predict and can distort underlying business trends and results. Our management also reviews income tax rates on an adjusted basis. Our adjusted effective tax rate may exclude certain items from our reported effective tax rate. Our management believes that adjusted financial measures provide useful additional insight into underlying business trends and results, and provide a more meaningful comparison of year-over-year results. Our management uses adjusted financial measures for planning, forecasting and evaluating business and financial performance, including allocating capital and other resources and evaluating results relative to employee compensation targets. These adjusted financial measures are not required by, or calculated in accordance with, GAAP and may not be calculated the same as similarly titled measures used by other companies. These adjusted financial measures should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP. We provide reconciliations of historical adjusted financial measures to corresponding GAAP measures in this release.
We use the equity method of accounting for our investments in ABI and Cronos and report our share of ABI’s and Cronos’s results using a one-quarter lag because ABI’s and Cronos’s results are not available in time for us to record them in the concurrent period. The one-quarter reporting lag for ABI and Cronos does not affect our cash flows.
Our reportable segments are (i) smokeable products, consisting of combustible cigarettes and machine-made large cigars, and (ii) oral tobacco products, consisting of MST and oral nicotine pouches. We have included results for NJOY, Horizon, Helix International and other business activities, which primarily consists of research and development expense related to certain new product platforms and technologies, in “All Other.” Comparisons are to the corresponding prior-year period unless otherwise stated.

Forward-Looking and Cautionary Statements
This release contains projections of future results and other forward-looking statements that are subject to a number of risks and uncertainties and are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Share repurchases depend on marketplace conditions and other factors. In addition, future dividend payments and share repurchases remain subject to the discretion of our Board of Directors.
Important factors that could cause actual results to differ materially from those contained in the forward-looking statements included in this release are described in our publicly filed reports, including our Annual Report on Form 10-K for the year ended December 31, 2025. These factors and risks include the following:
▪our inability to anticipate and respond to changes in adult nicotine consumer preferences and purchase behavior;
▪our inability to compete effectively;
▪the growth of the e-vapor category, including illicit disposable e-vapor products, which contributes to reductions in domestic cigarette consumption levels and shipment volume;
▪the impact of illicit trade in nicotine products and the sale of products designed to avoid the regulatory framework for nicotine products, each of which contribute to reductions in the consumption levels and shipment volumes of our operating companies’ products;
▪our failure to develop and commercialize innovative products, including nicotine products that may reduce health risks relative to other nicotine products and appeal to adult nicotine consumers;
▪changes, including in macroeconomic and geopolitical conditions (including inflation, tariffs and the economic impacts of international armed conflicts), that result in shifts in adult nicotine consumer disposable income and purchasing behavior, including choosing lower-priced and discount brands or products, and reductions in shipment volumes;
▪unfavorable outcomes with respect to litigation proceedings or any governmental investigations, including significant monetary and non-monetary remedies and importation bans;
▪the risks associated with significant federal, state and local government actions, including FDA regulatory actions and inaction, and various private sector actions;
▪the risk that regulators, including the FDA, and courts may interpret laws, rules and regulations applicable to our operating companies’ products differently than we do;
▪increases in nicotine product-related taxes;
▪our failure to complete or manage successfully strategic relationships or transactions, including acquisitions, dispositions, joint ventures, commercial relationships and investments in third parties, or realize the anticipated benefits of such transactions;
▪significant changes in price, availability or quality of tobacco, other raw materials or component parts, including as a result of changes in macroeconomic, geopolitical, climate and environmental conditions;
▪our reliance on a few significant facilities and a small number of key suppliers, distributors and distribution chain service providers and the risks associated with an extended disruption at a facility or in service by a supplier, distributor or distribution chain service provider;
▪the risk that we may be required to write down goodwill and intangible assets, including trademarks and other intellectual property, due to impairment;
▪the risks associated with our Initiative, including risks relating to business continuity, our internal control over financial reporting and audit procedures and our ability to recognize the expected efficiencies;
▪the risk that we could decide, or be required, to recall products;
▪the various risks related to health epidemics and pandemics and the measures that international, federal, state and local governments, agencies, law enforcement and health authorities implement to address them;
▪our inability to attract and retain a highly skilled workforce due to the decreasing social acceptance of tobacco usage, tobacco control actions and other factors;

▪the compliance risks associated with our expanded international business activities and the related complexity of U.S. and foreign laws and regulations applicable to those activities;
▪the risks concerning a challenge to our tax positions, an increase in the income tax rate or other changes to federal or state tax laws;
▪the risks associated with legal and regulatory requirements related to climate change and other environmental sustainability matters;
▪disruption and uncertainty in the credit and capital markets, including risk of losing access to these markets;
▪a downgrade or potential downgrade of our credit ratings;
▪the impact of heightened focus by investors and other stakeholders on our performance relating to corporate responsibility matters;
▪the failure of our, or our key service providers’ or key suppliers’, information systems to function as intended, or cyber-attacks or security breaches affecting us or our key service providers or key suppliers;
▪our failure, or the failure of our key service providers or key suppliers, to comply with laws related to personal data protection, privacy, artificial intelligence and information security;
▪the risk that the expected benefits of our investment in ABI may not materialize in the expected manner or timeframe or at all; and
▪the risks associated with our investment in Cronos, including legal, regulatory and reputational risks and the risk that the expected benefits of the transaction may not materialize in the expected manner or timeframe or at all.
You should understand that it is not possible to predict or identify all factors and risks. Consequently, you should not consider the foregoing list to be complete. We do not undertake to update any forward-looking statement that we may make from time to time except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Altria or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements referenced above.

Source: Altria Group, Inc.	Altria Client Services	Altria Client Services
Mac Livingston, Vice President of Investor Relations	Investor Relations	Media Relations
Richard.M.Livingston@altria.com	(804) 484-8222	www.altria.com/contact-us/media

Schedule 1
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2026	2025	% Change
Net revenues	$6,111	$6,102	0.1%
Cost of sales [1]	1,536	1,440
Excise taxes on products [1]	755	812
Gross profit	3,820	3,850	(0.8)%
Marketing, administration and research costs	553	529
Exit costs	21	1
Operating companies income	3,246	3,320	(2.2)%
Amortization of intangibles	23	37
General corporate expenses	87	53
Operating income	3,136	3,230	(2.9)%
Interest and other debt expense, net	295	275
Net periodic benefit income, excluding service cost	(1)	(15)
(Income) losses from investments in equity securities [1]	(87)	(148)
Earnings before income taxes	2,929	3,118	(6.1)%
Provision for income taxes	631	740
Net earnings	$2,298	$2,378	(3.4)%

Per share data:
Diluted earnings per share	$1.37	$1.41	(2.8)%

Weighted-average diluted shares outstanding	1,670	1,684	(0.8)%

[1] Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items, excise taxes on products sold and (income) losses from investments in equity securities is shown in Schedule 5.

				Schedule 2
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Quarters Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$5,392	$713	$6	$6,111
2025	5,357	753	(8)	6,102
% Change	0.7%	(5.3)%	100%+	0.1%

Reconciliation:
For the quarter ended June 30, 2025	$5,357	$753	$(8)	$6,102
Acquisition-related items - 2025	—	—	8	8
Operations	35	(40)	6	1
For the quarter ended June 30, 2026	$5,392	$713	$6	$6,111

	Operating Companies Income (Loss)
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$2,942	$381	$(77)	$3,246
2025	2,930	498	(108)	3,320
% Change	0.4%	(23.5)%	28.7%	(2.2)%

Reconciliation:
For the quarter ended June 30, 2025	$2,930	$498	$(108)	$3,320
Acquisition-related items - 2025	—	—	15	15
Asset impairment, exit and implementation costs - 2025	13	2	—	15
Tobacco and health and certain other litigation items - 2025	4	—	—	4
	17	2	15	34

Asset impairment, exit and implementation costs - 2026	(9)	(79)	—	(88)
Tobacco and health and certain other litigation items - 2026	(67)	—	—	(67)
	(76)	(79)	—	(155)
Operations	71	(40)	16	47
For the quarter ended June 30, 2026	$2,942	$381	$(77)	$3,246

			Schedule 3
ALTRIA GROUP, INC.
and Subsidiaries
Consolidated Statements of Earnings
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	2026	2025	% Change
Net revenues	$11,539	$11,361	1.6%
Cost of sales [1]	2,788	2,710
Excise taxes on products [1]	1,425	1,552
Gross profit	7,326	7,099	3.2%
Marketing, administration and research costs	1,027	1,017
Exit costs	21	1
Impairment of goodwill	—	873
Operating companies income	6,278	5,208	20.5%
Amortization of intangibles	46	74
General corporate expenses	140	116
Operating income	6,092	5,018	21.4%
Interest and other debt expense, net	553	537
Net periodic benefit income, excluding service cost	(4)	(29)
(Income) losses from investments in equity securities [1]	(245)	(291)
Earnings before income taxes	5,788	4,801	20.6%
Provision for income taxes	1,307	1,346
Net earnings	$4,481	$3,455	29.7%

Per share data[2]:
Diluted earnings per share	$2.67	$2.04	30.9%

Weighted-average diluted shares outstanding	1,672	1,687	(0.9)%

[1] Cost of sales includes charges for resolution expenses related to state settlement agreements and FDA user fees. Supplemental information concerning those items, excise taxes on products sold and (income) losses from investments in equity securities is shown in Schedule 5.

[2] Diluted earnings per share are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.

				Schedule 4
ALTRIA GROUP, INC.
and Subsidiaries
Selected Financial Data
For the Six Months Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$10,150	$1,382	$7	$11,539
2025	9,979	1,407	(25)	11,361
% Change	1.7%	(1.8)%	100%+	1.6%

Reconciliation:
For the six months ended June 30, 2025	$9,979	$1,407	$(25)	$11,361
Acquisition-related items - 2025	—	—	42	42
Operations	171	(25)	(10)	136
For the six months ended June 30, 2026	$10,150	$1,382	$7	$11,539

	Operating Companies Income (Loss)
	Smokeable Products	Oral Tobacco Products	All Other	Total
2026	$5,615	$816	$(153)	$6,278
2025	5,399	931	(1,122)	5,208
% Change	4.0%	(12.4)%	86.4%	20.5%

Reconciliation:
For the six months ended June 30, 2025	$5,399	$931	$(1,122)	$5,208
Acquisition-related items - 2025	—	—	86	86
Asset impairment, exit and implementation costs - 2025	26	4	873	903
Tobacco and health and certain other litigation items - 2025	40	—	—	40
	66	4	959	1,029

NPM Adjustment Items - 2026	4	—	—	4
Asset impairment, exit and implementation costs - 2026	(14)	(80)	—	(94)
Tobacco and health and certain other litigation items - 2026	(69)	—	—	(69)
	(79)	(80)	—	(159)
Operations	229	(39)	10	200
For the six months ended June 30, 2026	$5,615	$816	$(153)	$6,278

Schedule 5
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data
(dollars in millions)
(Unaudited)

	For the Quarters Ended June 30,		For the Six Months Ended June 30,
	2026	2025	2026	2025
The segment detail of excise taxes on products sold is as follows:

Smokeable products	$732	$787	$1,380	$1,502
Oral tobacco products	23	25	45	50
	$755	$812	$1,425	$1,552

The segment detail of charges for resolution expenses related to state settlement agreements included in cost of sales is as follows:

Smokeable products	$785	$799	$1,453	$1,486
	$785	$799	$1,453	$1,486

The segment detail of FDA user fees included in cost of sales is as follows:

Smokeable products	$63	$58	$127	$120
Oral tobacco products	2	1	3	2
	$65	$59	$130	$122

The detail of (income) losses from investments in equity securities is as follows:

ABI	$(81)	$(148)	$(240)	$(273)
Cronos	(6)	—	(5)	(18)
	$(87)	$(148)	$(245)	$(291)

		Schedule 6
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS
2026 Net Earnings	$2,298	$1.37
2025 Net Earnings	$2,378	$1.41
% Change	(3.4)%	(2.8)%

Reconciliation:
2025 Net Earnings	$2,378	$1.41

2025 Acquisition-related items	12	0.01
2025 Asset impairment, exit and implementation costs	12	0.01
2025 Tobacco and health and certain other litigation items	4	—
2025 Amortization of intangibles	31	0.02
2025 ABI-related special items	(16)	(0.01)
2025 Cronos-related special items	2	—
2025 Income tax items	10	—
Subtotal 2025 special items	55	0.03

2026 Acquisition-related items	(8)	—
2026 Asset impairment, exit and implementation costs	(67)	(0.04)
2026 Tobacco and health and certain other litigation items	(72)	(0.05)
2026 Amortization of intangibles	(22)	(0.01)
2026 ABI-related special items	(59)	(0.04)
2026 Cronos-related special items	4	—
2026 Income tax items	42	0.03
Subtotal 2026 special items	(182)	(0.11)

Fewer shares outstanding	—	0.01
Change in tax rate	12	0.01
Operations	35	0.02
2026 Net Earnings	$2,298	$1.37

				Schedule 7
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Quarters Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2026 Reported	$2,929	$631	$2,298	$1.37
Acquisition-related items	12	4	8	—
Asset impairment, exit and implementation costs	88	21	67	0.04
Tobacco and health and certain other litigation items	95	23	72	0.05
Amortization of intangibles	23	1	22	0.01
ABI-related special items	77	18	59	0.04
Cronos-related special items	(4)	—	(4)	—
Income tax items	—	42	(42)	(0.03)
2026 Adjusted for Special Items	$3,220	$740	$2,480	$1.48

2025 Reported	$3,118	$740	$2,378	$1.41
Acquisition-related items	16	4	12	0.01
Asset impairment, exit and implementation costs	15	3	12	0.01
Tobacco and health and certain other litigation items	5	1	4	—
Amortization of intangibles	37	6	31	0.02
ABI-related special items	(19)	(3)	(16)	(0.01)
Cronos-related special items	2	—	2	—
Income tax items	—	(10)	10	—
2025 Adjusted for Special Items	$3,174	$741	$2,433	$1.44

2026 Reported Net Earnings and Reported Diluted EPS			$2,298	$1.37
2025 Reported Net Earnings and Reported Diluted EPS			$2,378	$1.41
% Change			(3.4)%	(2.8)%

2026 Adjusted Net Earnings and Adjusted Diluted EPS			$2,480	$1.48
2025 Adjusted Net Earnings and Adjusted Diluted EPS			$2,433	$1.44
% Change			1.9%	2.8%

			Reported [1]	Adjusted [2]
2026 Effective Tax Rate			21.5%	23.0%
2025 Effective Tax Rate			23.7%	23.3%
Change			(2.2) pp	(0.3) pp
[1] Reported effective tax rate is calculated as reported provision for income taxes divided by reported earnings before income taxes provided above.
[2] Adjusted effective tax rate is calculated as provision for income taxes adjusted for special items divided by earnings before income taxes adjusted for special items provided above.

		Schedule 8
ALTRIA GROUP, INC.
and Subsidiaries
Net Earnings and Diluted Earnings Per Share
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Net Earnings	Diluted EPS[1]
2026 Net Earnings	$4,481	$2.67
2025 Net Earnings	$3,455	$2.04
% Change	29.7%	30.9%

Reconciliation:
2025 Net Earnings	$3,455	$2.04

2025 Acquisition-related items	77	0.05
2025 Asset impairment, exit and implementation costs	896	0.53
2025 Tobacco and health and certain other litigation items	34	0.02
2025 Amortization of intangibles	62	0.04
2025 ABI-related special items	1	—
2025 Cronos-related special items	(16)	(0.01)
2025 Income tax items	13	—
Subtotal 2025 special items	1,067	0.63

2026 NPM Adjustment Items	9	—
2026 Acquisition-related items	(10)	—
2026 Asset impairment, exit and implementation costs	(72)	(0.04)
2026 Tobacco and health and certain other litigation items	(74)	(0.04)
2026 Amortization of intangibles	(42)	(0.03)
2026 ABI-related special items	(60)	(0.04)
2026 Cronos-related special items	2	—
2026 Income tax items	30	0.02
Subtotal 2026 special items	(217)	(0.13)

Fewer shares outstanding	—	0.03
Change in tax rate	23	0.01
Operations	153	0.09
2026 Net Earnings	$4,481	$2.67

[1] Diluted earnings per share are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.
each period.

				Schedule 9
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Six Months Ended June 30,
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS[1]
2026 Reported	$5,788	$1,307	$4,481	$2.67
NPM Adjustment Items	(11)	(2)	(9)	—
Acquisition-related items	14	4	10	—
Asset impairment, exit and implementation costs	94	22	72	0.04
Tobacco and health and certain other litigation items	97	23	74	0.04
Amortization of intangibles	46	4	42	0.03
ABI-related special items	78	18	60	0.04
Cronos-related special items	(2)	—	(2)	—
Income tax items	—	30	(30)	(0.02)
2026 Adjusted for Special Items	$6,104	$1,406	$4,698	$2.80

2025 Reported	4,801	1,346	3,455	2.04
Acquisition-related items	95	18	77	0.05
Asset impairment, exit and implementation costs	903	7	896	0.53
Tobacco and health and certain other litigation items	45	11	34	0.02
Amortization of intangibles	74	12	62	0.04
ABI-related special items	2	1	1	—
Cronos-related special items	(16)	—	(16)	(0.01)
Income tax items	—	(13)	13	—
2025 Adjusted for Special Items	$5,904	$1,382	$4,522	$2.67

2026 Reported Net Earnings and Reported Diluted EPS			$4,481	$2.67
2025 Reported Net Earnings and Reported Diluted EPS			$3,455	$2.04
% Change			29.7%	30.9%

2026 Adjusted Net Earnings and Adjusted Diluted EPS			$4,698	$2.80
2025 Adjusted Net Earnings and Adjusted Diluted EPS			$4,522	$2.67
% Change			3.9%	4.9%

			Reported [2]	Adjusted [3]
2026 Effective Tax Rate			22.6%	23.0%
2025 Effective Tax Rate			28.0%	23.4%
Change			(5.4) pp	(0.4) pp
[1] Diluted earnings per share are computed independently for each period. Accordingly, the sum of the quarterly earnings per share amounts may not agree to the year-to-date amounts.
[2] Reported effective tax rate is calculated as reported provision for income taxes divided by reported earnings before income taxes provided above.
[3] Adjusted effective tax rate is calculated as provision for income taxes adjusted for special items divided by earnings before income taxes adjusted for special items provided above.

				Schedule 10
ALTRIA GROUP, INC.
and Subsidiaries
Reconciliation of GAAP and non-GAAP Measures
For the Year Ended December 31, 2025
(dollars in millions, except per share data)
(Unaudited)

	Earnings before Income Taxes	Provision for Income Taxes	Net Earnings	Diluted EPS
2025 Reported	$9,389	$2,442	$6,947	$4.12
NPM Adjustment Items	(20)	(5)	(15)	(0.01)
Acquisition-related items	76	10	66	0.04
Asset impairment, exit and implementation costs	2,184	263	1,921	1.14
Tobacco and health and certain other litigation items	58	14	44	0.03
Amortization of intangibles	132	22	110	0.06
ABI-related special items	95	20	75	0.04
Cronos-related special items	(5)	—	(5)	—
Income tax items	—	(5)	5	—
2025 Adjusted for Special Items	$11,909	$2,761	$9,148	$5.42

		Schedule 11
ALTRIA GROUP, INC.
and Subsidiaries
Condensed Consolidated Balance Sheets
(dollars in millions)
(Unaudited)

	June 30, 2026	December 31, 2025
Assets
Cash and cash equivalents	$2,367	$4,474
Inventories	1,060	1,070
Other current assets	595	388
Property, plant and equipment, net	1,757	1,710
Goodwill and other intangible assets, net	17,637	17,663
Investments in equity securities	8,896	8,617
Other long-term assets	1,062	1,095
Total assets	$33,374	$35,017

Liabilities and Stockholders’ Equity (Deficit)
Current portion of long-term debt	$1,684	$1,569
Accrued settlement charges	1,169	2,178
Other current liabilities	4,917	5,407
Long-term debt	22,893	24,140
Deferred income taxes	3,472	3,370
Accrued pension costs	119	122
Accrued postretirement health care costs	938	939
Other long-term liabilities	800	744
Total liabilities	35,992	38,469
Total stockholders’ equity (deficit) attributable to Altria	(2,668)	(3,502)
Noncontrolling interest	50	50
Total liabilities and stockholders’ equity (deficit)	$33,374	$35,017

Total debt	$24,577	$25,709

								Schedule 12
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Quarters Ended June 30,
(dollars in millions)
(Unaudited)

	Net Revenues	Cost of Sales	Marketing, administration and research costs	Exit costs	Amortization of intangibles	General corporate expenses	Interest and other debt (income) expense, net	(Income) losses from investments in equity securities
2026 Special Items - (Income) Expense
NPM Adjustment Items	$—	$—	$—	$—	$—	$—	$—	$—
Acquisition-related items	—	—	—	—	—	12	—	—
Asset impairment, exit and implementation costs	—	59	8	21	—	—	—	—
Tobacco and health and certain other litigation items	—	—	67	—	—	4	24	—
Amortization of intangibles	—	—	—	—	23	—	—	—
ABI-related special items	—	—	—	—	—	—	—	77
Cronos-related special items	—	—	—	—	—	—	—	(4)

2025 Special Items - (Income) Expense
Acquisition-related items	$8	$7	$—	$—	$—	$1	$—	$—
Asset impairment, exit and implementation costs	—	—	14	1	—	—	—	—
Tobacco and health and certain other litigation items	—	—	4	—	—	1	—	—
Amortization of intangibles	—	—	—	—	37	—	—	—
ABI-related special items	—	—	—	—	—	(1)	—	(18)
Cronos-related special items	—	—	—	—	—	—	—	2

Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.

									Schedule 13
ALTRIA GROUP, INC.
and Subsidiaries
Supplemental Financial Data for Special Items
For the Six Months Ended June 30,
(dollars in millions)
(Unaudited)
	Net Revenues	Cost of Sales	Marketing, administration and research costs	Exit costs	Impairment of goodwill	Amortization of intangibles	General corporate expenses	Interest and other debt (income) expense, net	(Income) losses from investments in equity securities
2026 Special Items - (Income) Expense
NPM Adjustment Items	$—	$(4)	$—	$—	$—	$—	$—	$(7)	$—
Acquisition-related items	—	—	—	—	—	—	14	—	—
Asset impairment, exit and implementation costs	—	59	14	21	—	—	—	—	—
Tobacco and health and certain other litigation items	—	—	69	—	—	—	4	24	—
Amortization of intangibles	—	—	—	—	—	46	—	—	—
ABI-related special items	—	—	—	—	—	—	—	—	78
Cronos-related special items	—	—	—	—	—	—	—	—	(2)

2025 Special Items - (Income) Expense
Acquisition-related items	$42	$44	$—	$—	$—	$—	$9	$—	$—
Asset impairment, exit and implementation costs	—	—	29	1	873	—	—	—	—
Tobacco and health and certain other litigation items	—	—	40	—	—	—	1	4	—
Amortization of intangibles	—	—	—	—	—	74	—	—	—
ABI-related special items	—	—	—	—	—	—	(1)	—	3
Cronos-related special items	—	—	—	—	—	—	—	—	(16)
Note: This schedule is intended to provide supplemental financial data for certain income and expense items that management believes are not part of underlying operations and their presentation in Altria’s consolidated statements of earnings. This schedule is not intended to provide, or reconcile, non-GAAP financial measures.